UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2006

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

A. Introduction.

On May 16, 2006, Merix Corporation (the “Company”) announced the completion of its sale of $60,000,000 aggregate principal amount of 4% Convertible Senior Subordinated Notes due 2013 (the “Notes”). The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Thomas Weisel Partners LLC (“Thomas Weisel”) was the initial purchaser of the Notes.

B. The Indenture.

In connection with the closing, the Company entered into an indenture (the “Indenture”), dated as of May 16, 2006, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), governing the Notes, and issued a global note (the “Global Note”) in the aggregate principal amount of $60 million in the name of Cede & Co. as nominee for The Depository Trust Corporation. The Indenture is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The following description of the Indenture and the Global Note is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

The material terms and conditions of the Indenture and the Notes governed thereby are as follows:

Maturity: May 15, 2013.

Interest: The Notes bear interest at a rate or 4% per year. Interest is payable in arrears on May 15 and November 15 of each year, beginning on November 15, 2006.

Conversion Rights: The Notes are convertible at the option of the holder into shares of the Company’s common stock at any time prior to maturity, unless the notes are earlier redeemed or repurchased. The notes are convertible at an initial conversion rate of 65.8328 per $1,000 principal amount of Notes, subject to certain adjustments. This is equivalent to a conversion price of approximately $15.19 per share.

Adjustment to Conversion Rate Upon a Fundamental Change: In the event of a fundamental change as specified in the Indenture, the Company will increase the conversion rate as to Notes converted in connection with the fundamental change as described in the Indenture.

Ranking: The Notes are general unsecured obligations of the Company and are subordinate in right of payment to all of the Company’s existing and future senior debt, equal with any future unsecured debt that is not senior debt and does not expressly provide that it is subordinated to the Notes and senior to any future debt that expressly provides that it is subordinate to the Notes.

Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become due and payable:

(1)	the Company fails to pay the principal of or premium, if any, on any Note when due;

(2)	the Company fails to pay any interest, including any additional interest, if any, on any Note when due, which failure continues for 30 days;

(3)	the Company fails to provide timely notice of a fundamental change;

(4)	the Company fails to deliver shares of common stock upon conversion of the Notes within 15 days after the conversion date;

(5)	the company fails to perform any other covenant in the Indenture, which failure continues for 60 days following notice as provided in the Indenture;

(6)	subject to certain exceptions, any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, or any guarantee thereof, by the Company or any of its subsidiaries, in an aggregate principal amount in excess of $5 million is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled within a period of 30 days after notice as provided in the Indenture; and

(7)	certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. This Current Report on Form 8-K is not an offer to sell the Notes nor is it soliciting an offer to buy the Notes.

C. The Registration Rights Agreement.

In connection with the completion of the sale of the Notes, on May 16, 2006, the Company entered into a registration rights agreement with Thomas Weisel (the “Registration Rights Agreement”) for the benefit of the holders of the Notes. Under the terms of the Registration Rights Agreement, the Company is required to file with the Securities and Exchange Commission a registration statement for the registration of the Notes and the shares issuable upon conversion of the Notes within 90 days after the closing. The Company has agreed to use its reasonable efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the closing. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, additional interest will be payable on the Notes and the common stock issuable upon conversion of the Notes. The Registration Rights Agreement is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

D. Amendment of the Credit Facility.

The Company has entered into financing arrangements with Wachovia Capital Finance Corporation (“Wachovia”) and Bank of America, N.A. (“Bank of America”) pursuant to a Loan and Security Agreement, dated September 28, 2005, as amended October 20, 2005 and February 15, 2006. In connection with the of the offer and sale of the Notes, on May 10, 2006, the Company, Wachovia and Bank of America executed an amendment to the Loan and Security Agreement (the “Amendment”), providing for, among other things, Wachovia’s and Bank of America’s consent to the issuance of the Notes. The Amendment is attached as Exhibit 10.4 to this report and is incorporated herein by reference.

The foregoing description of the Indenture, the Global Note, the Registration Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Global Note, the Registration Rights Agreement and the Amendment that are filed as exhibits to this report.

Item 1.02.	Termination of Material Definitive Agreement.

On May 5, 2006, the Company and SF Capital Partners Ltd. (“SF Capital”) entered into an agreement (the “SF Capital Agreement”) pursuant to which SF Capital agreed to sell the Company’s $25,000,000 aggregate principal amount convertible debentures due May 30, 2007 (the “Debentures”) held by it back to the Company in consideration for payment of the principal amount, all accrued and unpaid interest and a prepayment penalty of $562,500. The Company purchased the Debentures out of the net proceeds from the sale of the Notes on May 16, 2006. Upon repayment of the Debentures pursuant to the SF Capital Agreement, the Debentures terminated. The Company’s agreement with SF Capital is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing description of the SF Capital Agreement does not purport to be complete and is qualified in its entirety by reference to the SF Capital Agreement that is filed as an exhibit to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 hereof.

Item 3.02.	Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 hereof.

Item 8.01.	Other Events.

The press release of the Company dated May 16, 2006, announcing the completion of the sale of the Notes is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	Indenture dated May 16, 2006, between Merix Corporation and U.S. Bank National Association, as Trustee.

10.2	Form of 4% Convertible Senior Subordinated Note Due 2013 (included in Section 2.2 of Exhibit 10.1 to this report).

10.3	Registration Rights Agreement dated as of May 16, 2006, between Merix Corporation and Thomas Weisel Partners LLC.

10.4	Amendment No. 2 to Loan and Security Agreement among Merix Corporation, Wachovia Capital Finance Corporation and Bank of America, N.A., dated May 10, 2006.

99.1	Securities Purchase Agreement among Merix Corporation and SF Capital Partners Ltd., dated May 5, 2006.

99.2	Press release dated May 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2006	/s/ Stephen M. Going
Stephen M. Going
Vice President, General Counsel and Secretary

MERIX CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Indenture dated May 16, 2006, between Merix Corporation and U.S. Bank National Association, as Trustee.

10.2	Form of 4% Convertible Senior Subordinated Note Due 2013 (included in Section 2.2 of Exhibit 10.1 to this report).

10.3	Registration Rights Agreement dated as of May 16, 2006, between Merix Corporation and Thomas Weisel Partners LLC.

10.4	Amendment No. 2 to Loan and Security Agreement among Merix Corporation, Wachovia Capital Finance Corporation and Bank of America, N.A., dated May 10, 2006.

99.1	Securities Purchase Agreement among Merix Corporation and SF Capital Partners Ltd., dated May 5, 2006.

99.2	Press release dated May 16, 2006.